Exhibit (99)(a)

EXPERTS

The financial statements included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, as of and for the year then ended December 31, 2018 of Lincoln Benefit Life Company, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.